Exhibit 3.77

CERTIFICATE OF FORMATION

OF

SUNGARD ePROCESS INTELLIGENCE LLC

This Certificate of Formation of SunGard eProcess Intelligence LLC is being executed by the undersigned for the purpose of forming a limited liability company pursuant to the Limited Liability Company Act of the State of Delaware (6 Del. C. § 18-101, et seq.).

FIRST:	The name of the limited liability company is:

SunGard eProcess Intelligence LLC

SECOND:	The address of the registered office of the limited liability company in the State of Delaware is:

c/o The Corporation Trust Company
1209 Orange Street
Wilmington, Delaware 19801

THIRD:      The name and address of the registered agent of the limited liability company for service of process on the limited liability company in the State of Delaware is:

The Corporation Trust Company
1209 Orange Street
Wilmington, Delaware 19801

FOURTH:	This Certificate of Formation shall become effective at 12:01 a.m. (EDT) on July 1, 2006.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 20th day of June, 2006.

/s/ Michael J. Ruane

Michael J. Ruane, Authorized Person